UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 24, 2010

P & F INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-5332	22-1657413
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification Number)

445 Broadhollow Road, Suite 100, Melville, New York 11747

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (631) 694-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.              Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

WM Coffman LLC (“WMC”), a wholly owned subsidiary of P&F Industries, Inc. (the “Registrant”) is a party to the Revolving Credit, Term Loan and Security Agreement, dated as of June 8, 2009 (the “Loan Agreement”), among WMC and the PNC Bank National Association, as Lender and Agent (the “Agent”), as amended and/or modified. On May 24, 2010, WMC received a Notice of Sale of Collateral (the “Notice”) from the Agent purporting that in accordance with (i) Section 9-610 of the Uniform Commercial Code of North Carolina, (ii) the Loan Agreement and (iii) the related security agreement, dated as of June 8, 2009, by WMC in favor of the Agent, the Agent will dispose of substantially all assets of WMC subject to the Agent’s liens and/or security interests (the “Collateral”) as follows: (a) by the private sale of substantially all of the Collateral other than WMC’s machinery and equipment (the “Marion Fixed Assets”)  located at Marion, Virginia on or after June 3, 2010 and (b) by the private sale of the Marion Fixed Assets on or after June 23, 2010 contemporaneously with an Internet-only auction and sale of the Marion Fixed Assets by the immediate purchaser thereof.  The Notice further stated that the Agent anticipates that the proceeds from the sale of the Collateral set forth above will be approximately equal to the amount of the unpaid indebtedness secured by the Collateral, and the Agent reserves the right to amend, adjourn, postpone or cancel either or both of the sales with respect to all or part of the Collateral.  As of the date hereof, the outstanding balance due under the Loan Agreement is approximately $4.4 million.

Additionally, on May 14, 2010, WMC, together with the Agent, entered into a non-binding Letter of Intent with a private equity fund located in the South-Central U.S. regarding a transaction with an affiliate (the “Buyer”) of this private equity fund pursuant to which the Buyer would acquire from the Agent substantially all of the operating assets of WMC. At December 31, 2009, the Registrant wrote down the carrying value of the net assets of WMC by $5,549,000, to reflect their fair value.  Neither the Registrant nor any of its subsidiaries other than WMC is a party to or a guarantor of any debt obligations of WMC.  As the result of a decision reached by the Registrant’s board of directors in March 2010, the Registrant has reported WMC as a discontinued operation effective January 1, 2010. The Registrant does not anticipate any further write downs related to WMC.

Item 8.01.              Other Events.

Reference is made to Item 2.04 which is hereby incorporated herein, to the extent applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P & F INDUSTRIES, INC.

Date:	May 28, 2010

		By:	/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr.
Vice President,
Chief Operating Officer and
Chief Financial Officer